  Exhibit 99.1

Denver, Colorado

NEW AGE BEVERAGES ANNOUNCES MERGER WITH
 MORINDA, INC., CREATING A COMBINED COMPANY WITH
$300 MILLION IN REVENUE AND $20 MILLION IN EBITDA

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New Age to hold an investor conference call at 08:30 EST on Tuesday, December 4, 2018 to discuss the details of the transaction

DENVER, COLORADO, December 3, 2018 - New Age Beverages Corporation (NASDAQ: NBEV), the Colorado-based healthy lifestyles company focused on becoming the world's leading healthy beverage company, today announced the signing of a definitive agreement to acquire Morinda Holdings, Inc., a Utah-based healthy lifestyles and beverage company with operations in more than 60 countries around the world.

KEY HIGHLIGHTS:

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Merger creates the 40th largest non-alcoholic beverage company in the world with $300 million in net revenue, $20 million in adjusted EBITDA, $200 million in assets, no debt, and $40 million in cash and working capital
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Combination brings a leading portfolio of healthy beverages, with multi-channel penetration spanning traditional retail, e-commerce, and in-home; with a hybrid route-to-market spanning direct-store-delivery (DSD), wholesale, and direct-to-consumer.
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Provides New Age’s Health Sciences products and portfolio of CBD-infused beverages immediate access into 60 countries, especially in China and Japan

Interested investors can dial into the conference call to discuss the transaction.

Date:
Tuesday, December 4, 2018
Time:
8:30 a.m. Eastern time
Toll-free dial-in number:
1-877-407-9210
International dial-in number:
1-201-689-8049
Conference ID:
New Age and Morinda Merger

THE NEW COMPANY
The newly combined global company will be headquartered in Denver, Colorado with major operations in Shanghai, Tokyo, Munich, Utah, and more that 20 other countries, and further strengthens New Age with the infrastructure to expand its portfolio of healthy beverages worldwide. Consideration for the transaction will be $85 million, comprised of $75 million in cash and $10 million in New Age restricted stock based on the 40-day volume-weighted average price from closing. The cash consideration for the transaction will be sourced from New Age’s current cash balance. The transaction is expected to close in late December.

Denver, Colorado

At closing Morinda will be bringing a minimum of $25 million in working capital and no debt. Additional contingent consideration may be made to Morinda owners based on EBITDA performance in 2019. Total consideration not including the potential performance-based earnouts represents approximately 0.35 times multiple of revenue, and a 4 times multiple of trailing twelve month adjusted EBITDA.

Kerry Asay, CEO of Morinda commented, “We are so excited to be combining with New Age. When we envisioned what we could achieve with New Age’s portfolio through our system, we knew how transformative it could be for all our employees and independent distributors around the world. I have guided Morinda since its creation for the past 22 years, and am so proud of what we have accomplished. I am highly confident that Brent will lead our company to even greater heights, and I am very excited to become a shareholder of New Age. Now as a public company, with all the resources that Morinda will bring to the integrated Company, we see tremendous potential for all our employees, independent distributors and shareholders for growth and significant wealth creation.”

ABOUT MORINDA
Morinda Holdings is a Utah-based healthy lifestyles and beverage company founded in 1996 with operations in more than 60 countries around the world, and manufacturing operations in Tahiti, Germany, Japan, the US, and China. The company is primarily a direct-to-consumer and e-commerce business and works with over 160,000 independent distributors worldwide. More than 70% of its business generated in the key Asia Pacific markets of Japan, China, Korea, Taiwan, and Indonesia. As a standalone, Morinda would rank as the one of the top 50 non-alcoholic beverage companies in the world.

Morinda achieved approximately $240 million in revenue and $20 million in adjusted EBITDA in the trailing twelve months, representing approximately 5% growth versus prior year. Over 90% of Morinda’s sales are driven by its lead brand, Tahitian Noni-Juice, and the majority of its revenue derives from four major markets including China, Japan, the US, and Germany. Morinda’s operations in China alone span 10 different offices, in 10 different provinces with more than 20% growth per year.

Morinda’s direct-to-consumer model encompasses more than 160,000 individual distributors worldwide and over 700 associates in 60 countries. The business is primarily a monthly subscriber-based model, fulfilled by a worldwide manufacturing and distribution network that includes owned and outsourced production in the US, Germany, Tahiti, Japan and China.

Brent Willis, New Age’s Chief Executive Officer commented, “This merger is excellent for both Morinda and New Age. Morinda adds New Age’s portfolio of healthy beverages to its network to drive further growth alongside its lead brand Tahitian Noni. New Age adds significant scale, and infrastructure to accelerate growth, especially of its CBD-infused beverages and Health Sciences portfolio. It is exciting to lead this company that has grown from $2 million to over $300 million in two-and-a-half years. We still feel like we are just getting started, and are excited to work with our new associates from Morinda to build the world’s leading healthy beverage company.”

Denver, Colorado

SYNERGIES
More than $10 million of potential cost and revenue synergies have been identified and are expected to be gained over the next 12 to 18 months. A convergence committee with executives from both companies has been established, beginning work immediately on the identified areas of savings and growth.

In the area of cost synergies, the group has identified a number of immediate opportunities. New Age envisions utilizing Morinda’s installed production base to produce many of New Age’s products. Many of the raw and packaging materials that both groups purchase are common and procurement can now be combined, and there is an immediate savings in operating expenses expected to exceed $2 million. The initial four focus areas of cost synergies include:

1)
Production integration
2)
Cost of goods leverage and procurement combination
3)
Shipping and logistics
4)
Other operating expenses

Revenue opportunities are the area where the most substantial potential synergies exist. Morinda’s global infrastructure can be leveraged to drive the New Age portfolio, including its Health Sciences products, the new CBD-infused beverage portfolio, and selectively the current core New Age portfolio. The initial four areas of focus in revenue synergies include:

1)
Driving the Health Sciences portfolio through Morinda’s infrastructure, especially in Asia.
2)
Expanding the existing New Age core brand portfolio in selective markets
3)
Expanding the New Age CBD-infused beverage portfolio throughout Morinda’s system.
4)
Leveraging Noni as a key functional ingredient and expanding the Noni-based portfolio

SUMMARY
New Age was created in mid-2016 to capitalize on the global consumer shift to health and wellness. Since that time, New Age has developed a brand portfolio competing in the highest growth segments of the beverage industry and has created the only one-stop-shop of healthy beverages. By combining with Morinda, New Age can now rapidly grow its brands by adding a direct-to-consumer infrastructure and market access to 60 countries around the world.

The scale, critical mass and profitability that the combined company now represents, coupled with an expanded portfolio of healthy beverages and opportunities with CBD-infused beverages and its Health Sciences Division products, positions New Age to be in a position to capture further growth in major markets around the world. Its multi-channel penetration and hybrid route-to-market will allow New Age to disintermediate its brand building approach to complement an already disruptive brand portfolio, and accelerate accomplishment of its mission of becoming the world’s leading healthy beverage company.

Denver, Colorado

Advising on the transaction were Imperial Capital Group and Alliance Global Partners.

About New Age Beverages Corporation (NASDAQ: NBEV)
New Age Beverages Corporation is a Colorado-based healthy beverage company focused on inspiring, educating, and hydrating consumers. The Company is the only one-stop-shop of healthy beverages and includes the brands Búcha Live Kombucha, XingTea, Coco-Libre, Marley, and others. New Age competes in the growth segments of the >$1 trillion-dollar non-alcoholic beverage industry, will be one of the 40 largest non-alcoholic beverage companies, one of the largest healthy beverage companies, and is the fastest growing in the world over the past two years. The Company’s brands are sold across all 50 states within the US and will now be sold in more than 60 countries internationally across all channels via a hybrid of direct-to-consumer and traditional distribution and route-to-market systems.

The Company operates the websites www.newagebev.com, www.newagehealth.com, www.mybucha.com, www.xingtea.com, www.drinkmarley.com, and  www.cocolibre.com.

New Age has exclusively partnered with the world's 5th largest water charity, WATERisLIFE, to end the world water crisis with the most innovative technologies available. Donate at WATERisLIFE.com to help us #EnditToday.

About Morinda Holdings, Inc
Morinda Holdings, Inc. is a Utah-based healthy lifestyles and beverage company with more than 700 employees, operations in more than 60 countries around the world, and manufacturing operations in Tahiti, Germany, Japan, the US, and China. Morinda is primarily a direct-to-consumer and E-commerce business, and was founded in 1996. Morinda works with over 160,000 distributors worldwide, with more than 70% of its business generated in the key Asia Pacific markets of Japan, Korea, Taiwan, Indonesia and China. As a standalone company, Morinda would rank as the one of the top 50 non-alcoholic beverage companies in the world

Denver, Colorado

About Imperial Capital Group, LLC.
Imperial Capital is a full-service investment bank offering a uniquely integrated platform of comprehensive services to institutional investors and middle market companies. We offer sophisticated sales and trading services to institutional investors and a wide range of investment banking advisory, capital markets and restructuring services to middle market corporate clients. Paired with our proprietary research and sales & trading desk analysis, we provide investment analysis across an issuer's capital structure, including bank loans, debt securities, the hybrid/bank capital marketplace(through our ELP Framework), post-reorganization equities, special situations claims and listed and unlisted equities. Our comprehensive and integrated service platform, expertise across the global capital structure, and deep industry sector knowledge enable us to provide clients with research driven ideas, superior advisory services, and trade execution. We are quick to identify opportunities under any market conditions and we have a proven track record of offering creative, proprietary solutions to our clients.

About Alliance Global Partners
A.G.P./Alliance Global Partners is a national investment firm whose broker dealer affiliation has been a member of FINRA and registered with the SEC for the past 37 years. A.G.P. has full service capabilities with a global ability to trade domestically as well as internationally. A.G.P. prides itself on providing its clients with boutique services along with the comfort of knowing their accounts are custodied at Fidelity Clearing. Whether a client is looking for wealth management advice, Institutional services or investment banking and corporate advice, we have a track record and a proven team to assist.

Safe Harbor Disclosure
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statements that express the current beliefs and expectations of management, including but not limited to statements related to the Company’s integration of the Morinda acquisition and future growth projections including the potential capture of synergies. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to update or revise forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

Denver, Colorado

For investor inquiries about New Age Beverages Corporation please contact:

Media:
Desiree Rosa
MULTIPLY
Tel: 202-292-4566
NewAgeBev@wearemultip.ly

Investor Relations Counsel:
Cody Slach, Liolios Group, Inc.
Tel 949-574-3860
NBEV@Liolios.com

New Age Beverages Corporation:
Greg Gould
Chief Financial and Administrative Officer
Tel 303-289-8655
GGould@NewAgeBev.com